Ex. 10.24(c)
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of February 9, 2023, by and among SLR INVESTMENT CORP., a Maryland corporation with an office located at 500 Park Avenue, 3rd Floor, New York, NY 10022 (“SLR”), as collateral agent (in such capacity, together with its successors and assigns, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereto or otherwise a party thereto from time to time including SLR in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and ARDELYX, INC., a Delaware corporation with offices located at 400 Fifth Avenue, Suite 210, Waltham, MA 02451 (the “Borrower”).
A.    Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of February 23, 2022 (as amended, supplemented or otherwise modified from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of August 1, 2022, collectively, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
B.    Borrower, Collateral Agent and the Required Lenders have agreed to amend the defined term “Term B Milestone”, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.
Agreement
    NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Required Lenders and Collateral Agent hereby agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
1.1Section 13.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 1.4 of the Loan Agreement as follows:
“1-Month CME Term SOFR” is the 1-month CME Term SOFR reference rate as published by the CME Term SOFR Administrator on the CME Term SOFR Administrator’s Website.
“Amortization Date” means April 1, 2024; provided, that upon acheivement of the Interest-Only Extension Milestone, the Amortization Date shall automatically be extended to April 1, 2025.
“Applicable Rate” means a per annum interest rate equal to the greater of (a) one percent (1.00%) per annum and (b)(i) 0.022% plus (ii) 1-month CME Term SOFR reference rate as published by the CME Term SOFR Administrator on the CME Term SOFR Administrator’s Website (or on any successor or substitute page of the CME Term SOFR Administrator, or any successor to or substitute for the CME Term SOFR Administrator, as determined by Collateral Agent in a manner consistent with other loans in Collateral Agent’s portfolio), which determination by Collateral Agent shall be conclusive in the absence of manifest error; provided that if, at any time, Lenders notify Collateral Agent that Lenders have determined that (x) Lenders are unable to determine or ascertain such rate, or (y) the applicable regulator has made public statements to the effect that the rate published by the CME Term SOFR Administrator is no longer used for determining interest rates for loans, then the Applicable Rate shall be equal to an alternate benchmark rate and spread agreed between Collateral Agent and Borrowers, giving due consideration to (i) market convention or (ii) selection, endorsement or recommendation by a Relevant Governmental Body. Such alternative benchmark rate and spread shall be binding unless the Required Lenders object within five (5) days following notification of such amendment.

“CME Term SOFR Administrator” is CME Group Benchmark Administration Limited, as administrator of the forward-looking term SOFR, or any successor administrator of 1-Month CME Term SOFR selected by the Collateral Agent in its reasonable discretion.
“CME Term SOFR Administrator’s Website” is the website of the CME Group Benchmark Administrator at http://www.cmegroup.com, or any successor source.
“Interest-Only Extension Milestone” is Collateral Agent’s receipt of satisfactory evidence that Borrower has either (i) received FDA approval of Tenapanor for use in certain patients with Hyperphosphatemia on or prior to November 30, 2023 or (ii) achieved a minimum of Seventy-Five Million Dollars ($75,000,000) in Net Product Revenue calculated for Borrower’s fiscal year ending December 31, 2023.
“Term B Draw Period” is the period commencing on the date of the occurrence of the Term B Milestone and ending on December 20, 2023.
“Term B Milestone” is Collateral Agent’s receipt of satisfactory evidence that Borrower (i) has received FDA approval of Tenapanor for use in certain patients with Hyperphosphatemia on or prior to November 30, 2023 and (ii) has achieved a minimum of Thirty Million Dollars ($30,000,000) in Net Product Revenue calculated on a trailing six (6) month basis.

1.2Section 13.1 (Definitions). The following term and its definitions hereby is deleted from Section 1.4 of the Loan Agreement:
“SOFR”
1.3Section 2.2 (Term Loans). Section 2.2(b) of the Loan Agreement is hereby amended and restated to read as follows:
“(b)    Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date after such Funding Date. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall (i) make monthly payments of interest, to each Lender in accordance with its Pro Rata Share, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon the effective rate of interest applicable to the Term Loan, as determined in Section 2.3(a) plus (ii) make consecutive equal monthly payments of principal to each Lender in accordance with its Pro Rata Share in accordance with their respective Pro Rata Shares, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (A) the respective principal amounts of such Lender’s Term Loans outstanding, and (B) a repayment schedule equal to (I) if the Amortization Date is April 1, 2024, thirty-six (36) months and (II) if the Amortization Date is April 1, 2025, twenty-four (24) months. All unpaid principal and accrued and unpaid interest with respect to each such Term Loan is due and payable in full on the Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”
3.Limitation of Amendment.
1.1The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

1.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows:
1.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;
1.2Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
1.3The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
1.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any applicable order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
1.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;
1.6This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
6.Release by Borrower.
1.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the Effective Date through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).
1.2By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
1.3This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.
7.Effectiveness. This Amendment shall be deemed effective as of the date hereof upon (i) the due execution and delivery of this Amendment by each party hereto, (ii) the due execution and delivery to Collateral Agent and Lenders of a certificate of Borrower in substantially the form of Annex I hereto executed by the Secretary of Borrower with appropriate insertions and attachments, and (iii) Borrower’s payment of a non-refundable amendment fee, fully earned as of the date hereof, in an amount equal to Fifty-Five Thousand Dollars ($55,000) to be shared among the Lenders in accordance with their respective Pro Rata Shares.
8.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
9.Electronic Execution. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

ARDELYX, INC.

By /s/ Justin Renz
Name: Justin Renz Title: Chief Financial and Operations Officer

COLLATERAL AGENT AND LENDER:

SLR INVESTMENT CORP.

By /s/ Anthony J. Storino
Name: Anthony J. Storino
Title: Authorized Signatory

LENDERS:

SLR SENIOR INVESTMENT CORP.
SCP PRIVATE CREDIT INCOME FUND SPV, LLC
SCP PRIVATE CREDIT INCOME BDC SPV LLC
SCP PRIVATE CORPORATE LENDING FUND SPV LLC
SCP SF DEBT FUND L.P.
SLR HC FUND SPV, LLC
SLR HC BDC LLC

By /s/ Anthony J. Storino
Name: Anthony J. Storino
Title: Authorized Signatory

[Signature Page to Second Amendment to Loan and Security Agreement]

Annex I

CORPORATE BORROWING CERTIFICATE
BORROWER: ARDELYX, INC.    DATE: February 7, 2023
LENDER:    SLR INVESTMENT CORP., as Collateral Agent and Lender
I hereby certify, solely in my capacity as an officer of Borrower and not in my individual capacity, as follows, as of the date set forth above:
1.    I am the Secretary or other officer of Borrower. My title is as set forth below.
2.    Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3.    Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws. Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.
4.    The following resolutions were duly and validly adopted by Borrower’s board of directors (or a duly authorized committee thereof) at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.
[Balance of Page Intentionally Left Blank]

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Michael Raab	Chief Executive Officer	/s/ Michael Raab	X
Justin Renz	Chief Financial & Operating Officer	/s/ Justin Renz	X
□
□
RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.
RESOLVED FURTHER, that such individuals may, on behalf of Borrower:
Borrow Money. Borrow money from the Lenders.
Execute Loan Documents. Execute any loan documents any Lender requires, including that certain Second Amendment to Loan and Security Agreement dated on or about even date herewith.
Grant Security. Grant Collateral Agent a security interest in any of Borrower’s assets (excluding intellectual property).
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Pay Fees. Pay fees under the Loan Agreement or any other Loan Document.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.
RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.
[Balance of Page Intentionally Left Blank]

5.    The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.
By: /s/ Justin Renz
Name: Justin Renz
Title: Chief Financial and Operating Officer
*** If the Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.
I, the CEO of Borrower, hereby certify as to paragraphs 1 through 5 above, as February 9, 2023 on the date set forth above.
By: /s/ Michael Raab
Name: Michael Raab
Title: Chief Executive Officer

EXHIBIT A
Certificate of Incorporation (including amendments)

EXHIBIT B
Bylaws